Exhibit 99.1

    Antigenics Announces Expansion of Its License and Supply Agreement With GlaxoSmithKline Biologicals for QS-21 Stimulon(R) Adjuvant; Conference Call to
                         be Held Today at 9:30 a.m. ET

    NEW YORK--(BUSINESS WIRE)--July 10, 2006--Antigenics Inc. (NASDAQ:
AGEN) today announced that the company has signed expanded license and supply agreements for the use of QS-21 Stimulon(R) adjuvant with GlaxoSmithKline Biologicals, a vaccine division of GlaxoSmithKline
(GSK). QS-21 is a key component included in several of GSK's proprietary adjuvant systems. A number of GSK's vaccine candidates currently under development are formulated with GSK's proprietary adjuvant systems containing QS-21.
    Under the terms of the agreements, GSK will purchase a percentage of its QS-21 supply requirements from Antigenics through 2014. Antigenics will also transfer manufacturing technologies to GSK under the supply agreement. GSK will make payments contingent upon successful milestone achievements, and will pay royalties to Antigenics on net sales for a period of at least 10 years after first commercial sale under the supply agreement.
    "We are delighted to announce this transaction with GlaxoSmithKline," said Garo H. Armen, Ph.D., chairman and CEO of Antigenics. "GSK is the world's leading developer of preventive vaccines and novel cancer immunotherapeutics and Antigenics' QS-21 offers GSK one of the most potent and widely used immunostimulants in development. These agreements represent an important strategic collaboration for both companies."

    About QS-21

    QS-21 is the leading member of the Stimulon family of adjuvants developed by Antigenics, and has been shown to stimulate both antibody (humoral) as well as cellular immune responses. Published clinical studies have shown QS-21 to be significantly more effective in stimulating antibody responses than aluminum adjuvants, the only adjuvants used in approved vaccines in the United States today. QS-21 has not only become a critical component in the development of preventative vaccine formulations across a wide variety of infectious diseases, but may also be essential in enabling a new generation of therapeutic vaccines to treat cancer and degenerative disorders.
    QS-21-based vaccines are being evaluated in more than 50 different indications through commercial partnerships with pharmaceutical companies, academic institutions and Antigenics' internal programs. A number of pharmaceutical and biotechnology companies have licensed QS-21, including GlaxoSmithKline plc, Elan Corporation, plc, Wyeth, Pharmexa A/S and Advanced BioScience Laboratories, Inc.

    Conference Call Information

    Antigenics executives will host a conference call at 9:30 a.m. ET today. To access the live call, dial 888.271.9082 (domestic) or
706.679.7741 (international); the access code is 2778694. The call will also be webcast and will be accessible from the company's website at www.antigenics.com/webcast/. A replay will be available approximately two hours after the call through midnight ET on July 24, 2006. The replay number is 800.642.1687 (domestic) or 706.645.9291
(international), and the access code is 2778694. The replay will also be available on the company's website approximately two hours after the live call.

    About Antigenics

    Antigenics is working to develop treatments for cancers, infectious diseases and autoimmune disorders. The company's investigational product portfolio includes Oncophage(R) (vitespen), a patient-specific therapeutic cancer vaccine being evaluated in several indications; Aroplatin(TM), a liposomal, third-generation platinum chemotherapeutic; ATRA-IV, a liposomal retinoic acid; AG-707, a therapeutic vaccine for the treatment of genital herpes; AU-801, a preclinical program targeting autoimmune disorders; and QS-21, an adjuvant being evaluated by Antigenics' corporate partners in several late-stage clinical trials. For more information, please visit www.antigenics.com.

    This press release contains forward-looking statements based on current management expectations, including statements about the development of products using QS-21 and its importance to the development of vaccine formulations, the future purchase by GSK of its QS-21 requirements, the future transfer of manufacturing technology to GSK by Antigenics, and the future payment of milestone payments and royalties in connection with the development and commercialization of QS-21. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, Antigenics' dependence on its collaborative partners such as GSK to successfully develop and commercialize products containing QS-21, the scientific risk associated with the development of vaccines, the competitive risk that other sources of competitive adjuvants could become available, and difficulties or delays in manufacturing QS-21 and/or the transfer to or utilization of QS-21 manufacturing technology by GSK. Antigenics cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this document, and Antigenics undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Antigenics' business is subject to substantial risks and uncertainties, including those identified above. When evaluating Antigenics' business and securities, investors should give careful consideration to these risks and uncertainties.

    CONTACT: Antigenics Inc.
             Media Relations:
             Sunny Uberoi, 212-994-8206
             suberoi@antigenics.com
             or
             Investor Relations:
             Shalini Sharp, 800-962-2436
             ir@antigenics.com